  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form SB-2

Pre- Effective Amendment No. 3 to Form SB-2

Registration Statement Under the Securities Act of 1933

JobsInSite, Inc. (Name of Small Business Issuer in Its Charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	90-0191208 (IRS Employer Identification No.)

426 West 49th Street, Suite 4A New York, NY 10019 (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)
Kofi Kankam Chief Executive Officer 426 West 49th Street, Suite 4A New York, NY 10019 Telephone: (646) 483-4386 Fax (530) 323-7253 (Name , Address and Telephone Number of Agent For Service)
Copies to: Kwajo M. Sarfoh, Esq. 250 West 57th Street, Suite 917 New York, NY 10107 Telephone: (212) 956-2313 Fax: (212) 956-2319

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] _______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] _______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value per share	179,000	$.10	$17,900	$1.92

(1)

The offering price is the stated, fixed price of $.10 per share until the securities are quoted on the over-the-counter Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.

(2)

The portion of the shares which are being offered by the selling stockholders has been calculated based upon Rule 457(c) and the amount is only for purposes of determining the registration fee, the actual amount received by a selling stockholder will be based upon fluctuating market prices.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

JobsInSite, Incorporated

RESALE OF 179,000 SHARES OF COMMON STOCK

The selling stockholders listed in page 35 are offering 179,000 shares of our common stock for resale under this Prospectus for their own account.  We are not selling any shares of common stock in this offering; therefore, we will not receive any proceeds from this offering.

Currently the Company's stock is not traded on any public trading market. We plan to apply to list our common stock on the over-the-counter Bulletin Board (the “OTCBB”).  A trading symbol for our common stock, if listed, cannot be determined at this time.  The shares of common stock offered by the selling stockholders will be sold at the stated, fixed price of $.10 per share until the shares are quoted on the OTCBB; and thereafter, the shares may sell at prevailing market prices or privately negotiated prices.  Shares offered by the selling stockholders may be sold by one or more of the following methods:

•

through ordinary brokerage transactions in which a broker solicits purchases; and

•

face to face transactions between the selling stockholders and purchasers without a broker.

A current prospectus must be in effect at the time of sale of the shares of common stock by the selling stockholders.  We will not receive any proceeds from the resale of common stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers.  We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale.  In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.  Therefore, the selling stockholders may be subject to statutory liabilities if the registration statement, which includes this prospectus, is defective by virtue of containing a material misstatement or failing to disclose a statement of material fact. We have not agreed to indemnify any of the selling stockholders regarding such liability.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.  WE URGE YOU TO READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 4 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June _____, 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

RISK FACTORS

4

USE OF PROCEEDS

10

DIVIDEND POLICY

11

LEGAL PROCEEDINGS

11

DIRECTORS AND EXECUTIVE OFFICERS

11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

13

INTEREST OF NAMED EXPERTS AND COUNSEL

14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

14

DESCRIPTION OF BUSINESS

15

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

25

DESCRIPTION OF PROPERTY

32

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

32

EXECUTIVE COMPENSATION

32

DESCRIPTION OF CAPITAL STOCK

34

SHARES AVAILABLE FOR FUTURE SALE

34

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

35

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

38

LEGAL MATTERS

40

ADDITIONAL INFORMATION

40

FINANCIAL STATEMENTS

41

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

43

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

43

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

43

RECENT SALES OF UNREGISTERED SECURITIES.

43

EXHIBITS

44

UNDERTAKINGS.

44

SIGNATURES

46

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is complete and accurate only as of the date on this front cover regardless of the time of delivery of this prospectus or of any sale of shares.

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors.”

Except where the context requires otherwise, in this prospectus, “JobsInSite,” “Company,” “we,” “us,” and “our” refer to JobsInSite, Inc., a New York corporation.

About JobsInSite, Inc.

We are a development stage company with limited experience in the career software and employer recruiting business.  We have earned little revenues since our formation and have an accumulated deficit of $22,304 as of March 31, 2007.

On July 19, 2004, we were incorporated in the state of New York as JobsInSite.com, Inc. and our fiscal year ends on December 31. Since its incorporation the Company has had little revenues from operations and has incurred, and continues to incur, operating losses.

The Company has authorized capital stock of 50,000,000 shares of common stock, par value of $.001. On August 5, 2004, we amended our certificate of incorporation to effectuate a change of name from JobsInsite.com, Inc. to JobsInSite, Inc. JobsInSite, Inc. (the “Company”) is the successor of a limited liability company organized in August 2003 in the state of New Jersey.

Our principal executive office is located at 426 West 49th Street, Suite 4A, New York, New York, 10019. Our telephone number is (646) 483-4386, and our fax number is (530) 323-7253. Our corporate website can be found at www.jobsinsite.com. The information on our web site is not a part of this prospectus.

Our Company Overview

We are a company that is engaged in the design, development and marketing of educational and corporate software training & technology materials (software CDs, online website development tools, and online corporate quizzes) developed to enhance the job search, preparation, and attainment process. These materials are designed for individuals seeking employment and companies who are seeking advantages over their peer competitors in recruiting qualified student and experienced applicants.

Our goal is to become a leading provider of career products and services. Our mission is to provide our customers, including consumers, corporations, non-profits, government agencies and educational organizations, with a complete solution for career services.

The Company’s products are specifically designed for job-seekers across the spectrum of work experience, including the first-time job seeker and the experienced candidate.   The Company is targeting the unemployed and employed. The company is also targeting corporate human resources recruiting departments with its computer-based training software that focuses on specific elements for attaining the applicants’ desired job and position and the employers desired employees.

We developed our products based on our research in the recruiting industry and our understanding of the needs of job seekers and employers. By addressing many of the problems associated with traditional recruiting methods, JobsInSite allows employers to more effectively manage their recruiting processes to save time and money and prospective employees to better present themselves to desired prospective employers.

The Offering

The shares being offered for resale under this prospectus consist entirely of the outstanding shares of our common stock held by the selling stockholders identified herein.  Said shares comprise approximately 8% of the issued and outstanding shares of common stock of the Company. The Company’s intention is for its common stock to be quoted for trading on the OTCBB.  The Officers and Directors of the Company believe it is in the best interest of the Company to register the resale of the selling shareholder shares so that there are shares available to the public for a market to develop in the Company’s common stock. Otherwise, the selling shareholder shares are currently only available for resale pursuant to Rule 144 and subject to the amount, manner of sale and other restrictions thereunder, which the Officers and Directors believe would seriously inhibit the development of a market in the Company’s common stock.

Shares of common stock offered by us:   None

Shares of common stock which may be sold by the selling stockholders: 179,000

Use of proceeds: We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors: The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors".

Selling stockholders will sell at a fixed price of $.10 until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. See "Plan of Distribution."

Trading Market:   There is no market for our securities and there can be no assurance that a market will develop.  Any market that may be created will likely be illiquid, highly volatile and sporadic.

Summary Consolidated Financial Information

The following tables summarize financial data regarding our business and should be read together with “Management’s Discussion and Analysis or Plan of Operation” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

JOBSINSITE, INC.
(A Development Stage Company)
Statement of Operations

(Unaudited)

	Three Months Ended March 31,		FROM INCEPTION (JULY 19, 2004) TO MARCH 31, 2007,
	2007	2006
REVENUE	$ 0	$745	$ 6,475

COSTS AND EXPENSES:
Research and development	71	213	2,595
General and administrative	1,802	3,570	26,184
TOTAL COSTS AND EXPENSES	1,873	3,783	28,779

NET LOSS	$ (1,873)	$(3,038)	$(22,304)

BASIC AND DILUTED LOSS PER SHARE	-	(0.0015)	(0.0050)

WEIGHTED NUMBER OF SHARES OUTSTANDING	2,219,000	2,040,000	2,219,000

JOBSINSITE, INC.
(A Development Stage Company)
BALANCE SHEET

(Unaudited)

	March 31, 2007	December 31, 2006
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$ 6,435	$ 7,808
Accounts Receivable	-	-
TOTAL CURRENT ASSETS	6,435	7,808

TOTAL ASSETS	$ 6,435	$ 7,808

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable and Other Accrued Liabilities	2,279	2,229
TOTAL CURRENT LIABILITIES	2,279	2,229
STOCKHOLDERS' EQUITY
Common stock, par value $.001, 50,000,000 shares
authorized 2,219,000 shares issued and outstanding	2,058	2,058
Additional paid-in capital	23,952	23,952
Accumulated deficit	(22,304)	(20,431)
TOTAL STOCKHOLDERS’ EQUITY	3,706	5,579

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 6,435	$ 7,808

RISK FACTORS

An investment in JobsInSite, Inc. involves significant risks.  You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in our company.  If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed which would have a material adverse impact on your invest in our company.

Risks Related to Our Business

We have future capital needs and without adequate capital we may be forced to cease or curtail our business operations.

Our growth and continued operations could be impaired by limitations on our access to capital markets. We expect that funds currently available to the Company will allow us to execute our plan of operations over the next 12 months. The principals of our Company have committed up to $25,000.00 in additional capital to the Company through non-interest bearing unsecured lines of credit to cover the costs associated with this offering, to fund operating costs of our business and to execute our business growth strategies over the next 12 months. However, we can give no assurances that the capital we have raised and the additional capital committed to us from our principals will be adequate for the growth of our Company. If financing is available, it may involve issuing securities senior to the Shares or equity financings which are dilutive to holders of the Shares. In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is a likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan.

Even if we are successful in raising capital, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless.

In the event we are unable to obtain additional financing, we may not be able to continue as a going concern.

The Company has generated nominal revenues since inception, had an accumulated deficit of $22,304 as of March 31, 2007 and an accumulated deficit of $20,431 as of December 31, 2006.  Additionally, the Company has no employees. These factors among others indicate that the Company may be unable to continue as a going concern, particularly in the event that it cannot obtain additional financing and/or attain profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if the Company cannot continue as a going concern, your investment in the Company could become devalued or even worthless.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely impact our operations.

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts.  Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of sales could adversely affect our financial condition.

In order to enhance the current version of our software to provide standardized video, software features permitting applicant tracking, full database management of resumes for our clients, multi-language translation, the addition of employees that are focused on marketing, business development, network operations management, and to cover our operating expenses, the Company believes that it will need to generate approximately $300,000 to $350,000 in sales over the next 18 months of operations.  No assurance can be given that we will be able to generate this amount of sales during this period of time. Without such sales volume, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We have a limited operating history and because of this it may become difficult to evaluate our chance for success.

The Company is the successor of a limited liability company founded in August 2003 in the state of New Jersey. We were formed as a New York corporation in July 2004. Our operating history since inception has shown an upward trend to both the total number of sales and the sales volume, however we can give no assurances that our sales, if any, will continue to increase in the future. Aside from organizational costs incurred, we have not incurred significant expenses to date, but do have a limited operating history which includes the design, sale and delivery of our career-training & recruiting software which have generated a nominal amount of sales. As such, it may be difficult to evaluate our business prospects.

We are a developmental stage company with limited experience in the prepackaged software career sector industry.

We are a development stage company with limited experience in prepackaged career software and employee and employer recruiting business, which means we need to arrange new agreements, raise needed capital, and pay expenses and general administrative fees.  We are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive prepackaged software and career recruiting environment, such as ours, may have difficulty in continuing in the highly competitive environment, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in our Company may become worthless.

Our sales and marketing efforts have yielded limited revenues and there can be no assurance that our future sales and marketing efforts will lead to sales of our products.

Our sales and marketing efforts have yielded limited revenues to date and we believe we will have to significantly expand our sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our career software products. There can be no assurance that we will be able to expand our sales and marketing efforts to the extent we believe necessary or that any such efforts, if undertaken, will be successful in achieving substantial sales of our products or support services.  If we are unable to expand our sales and marketing efforts, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We expect that new products and programs we develop will expose us to risks that may be difficult to identify until such products or programs are implemented.

We are currently developing, and in the future will continue to develop, new products and programs, the risks of which will be difficult to ascertain until these future programs are implemented. For example, we are developing customized new software programs for corporate purchasers to match their corporate hiring processes. Any negative events or results that may arise as we develop new products or programs may adversely affect our reputation, business, financial condition and results of operations.

Our operating results may vary significantly from quarter to quarter as a result of seasonal and other variations to which our business is subject. This may result in volatility or adversely affect our stock price.

We may experience seasonality in results of operations primarily as a result of changes in the unemployment rate, changes in corporate hiring trends in the early winter and summer months and the level of student graduation rates.  We typically generate the largest portion of our reference materials and job training software revenue in the fall and spring months, and we experience lower revenues from these sources during the late fall and summer months.  As our reference materials and job training software revenue grows at varying rates, these seasonal fluctuations may become more evident. As a result, we believe that quarter-to-quarter comparisons of our results of operations may not be a fair indicator and should not be relied upon as a measure of future performance.

We are dependent on Kofi Kankam, our Chief Executive Officer, and Kevin Cadette, Chief Financial Officer, and if we lose them, we will face significant hurdles to continuing operations.

The Company’s performance is substantially dependent on the performance Kofi Kankam and Kevin Cadette.  The loss of the services of Mssrs. Kankam and Cadette could have a materially adverse effect on our business, the results of operations or financial condition.  In addition, the absence of Mssrs. Kankam and Cadette will force us to seek a replacement that may have less experience, or who may not understand our business as well, or we may not be able to find a suitable replacement.

We lack employment agreements with key management risking potential loss of the Company’s top management.

We do not currently have employment agreements with either of Messrs. Kankam and Cadette or key man insurance on the life of either of them. Our future success will depend in significant part on our ability to retain and hire key management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel.  Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our executive officers may significantly influence matters to be voted on.

The Company’s executive officer and directors control approximately 90% of our outstanding Common Stock prior to this Offering.  Accordingly, the Company’s executive officers possess significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. This amount of control by our founders gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of shareholders. This control may eventually make the value of any investment in our Company worthless.

Intense competition.

As discussed above, larger and better-funded job and career-oriented companies may pose a competitive threat.  The Company expects competition to intensify in the future.  Numerous well-established companies are focusing significant resources on providing and delivering job supplemental aid currently in the arena of job postings and online offerings related to articles, but which may begin to encompass software-based training supplements.

Our principal competitors can be classified into two main categories:  1) online job boards with training tips and strategies for job applicants; and 2) placement agencies and headhunters.

Online job boards with training tips and strategies for job applicants: This category of our competitors includes companies like CareerBuilder, CareerPath.com, Monster.com and Hotjobs.com. These competitors offer global job postings to which prospective applicants can apply and strategies centered on the development of an applicant’s resume, interviewing coaching and online job search strategies.  Similarly, smaller and more specialized companies, like Techjobs.com which also offers job-search training tips and strategies, are also our competitors.

Placement agencies and headhunters: Placement agencies and headhunters such as dynamics.com and kwb.com are symbolic of this category of competitors that reduce the market opportunity for JobsInSite’s career-based products. Placement agencies and headhunters are competitive as they offer tailored candidate searching and initial interview screens for their corporate clients, while simultaneously helping candidates to be placed into the firms of their choice. Companies that seek to fill various positions and job applicants seeking to obtain these same positions through the use of a placement agency or headhunter reduces the likelihood that either will need or use the Company’s products.

There can be no assurance that the Company will be able to compete successfully or that competitive pressures, including possible downward pressure on the prices it charges for its products, will not adversely affect its business, results of operations and financial condition. Please see also section entitled “Competition” on page 24.

There can be no assurance that the Company’s systems, procedures or controls will be adequate to support the Company’s operations.

The Company’s growth is expected to place a significant strain on the Company’s managerial, operational and financial resources.  Further, if the Company receives additional contracts, the Company will be required to manage multiple relationships with various customers and other third parties.  These requirements will be exacerbated in the event of further growth of the Company or in the number of its contracts. There can be no assurance that the Company’s systems, procedures or controls will be adequate to support the Company’s operations or that the Company will be able to achieve the rapid execution necessary to successfully offer its products and implement its business plan.  The Company’s future operating results will also depend on its ability to add additional personnel commensurate with the growth of its business.  If the Company is unable to manage growth effectively, the Company’s business, results of operations and financial condition will be adversely affected.

Risks Related to Our Common Stock, This Offering and Our Capital Structure

 An active public market for our common stock may not develop.

We currently lack a market for our common stock. An active public market for our common stock may not develop or be sustained after this offering, which could affect your ability to sell your shares or depress the market price of your shares, causing you to lose all or a portion of your investment. Therefore, it is difficult to determine exactly how much a share of our common stock is worth. This makes an investment in our Company very speculative. Because of the illiquid nature of our shares, any investment in our Company may become worthless. In addition, even if a market does develop for our shares it is likely that it will be illiquid and sporadic.

We will have broad discretion over the use of proceeds raised from our private offering.

On April 1, 2006 through June 1, 2006, through an exemption from registration afforded by Section 4(2) of the Securities Act 1933, we sold an aggregate of 179,000 shares of common stock to our shareholders valued at $17,900.  We intend to use the net proceeds from that offering to finance operations and for working capital and other general corporate purposes. We may not use the proceeds from that offering for each of these purposes. Future events, including changes in competitive conditions, the availability of other financing and funds generated from operations and the status of our business from time to time, may lead us to change the allocation of the net proceeds of that offering among these possible uses. We will have broad discretion with respect to the use of these funds and the determination of the timing of expenditures. We cannot assure you that we will use these funds, or allocate them among uses, in a manner of which you would approve.

Arbitrary determination of offering price.

The offering price of the Shares has been arbitrarily determined by the Company based on estimates of the price that purchasers of speculative securities, such as the Shares, will be willing to pay considering the nature and capital structure of the Company, the experience of the officers and directors and the market conditions for the sale of equity securities in similar companies.  The offering price of the Shares bears no relationship to the assets, earnings or book value of the Company, or any other objectives standard of value.

We have not and do not anticipate paying any cash dividends on our common stock.

We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

Our Bylaws provide for indemnification of our officers and directors, so it will be difficult to seek damages from our officers and/or directors in a lawsuit.

Our Bylaws provide that the officers and directors of our Company will only be liable to our Company for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, we may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts on behalf of our Company. Such an indemnification payment might deplete our assets. Stockholders who have questions respecting the fiduciary obligations of our officers and directors should consult with independent legal counsel. Additionally, it is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

Lack of Liquidity; Limited Transferability.

There has been no prior market for the Company’s Common Stock nor is it expected that one will develop unless and until the Company successfully completes a public offering, if ever.  The Shares of Common Stock are being offered pursuant to an exemption from registration under the Securities Act of 1933 which imposes substantial restrictions on the transfer of such securities.  All certificates which evidence the Shares of Common Stock will be inscribed with a printed legend which clearly describes the applicable restrictions on transfer or resale by the owner thereof.  Accordingly, each investor should be aware of the long-term illiquid nature of his investment.  In no event may such securities be sold, pledged, hypothecated, assigned or otherwise transferred unless such securities are registered under the Securities Act and applicable state securities laws or the Company has received an opinion of counsel that an exemption from registration is available with respect thereto.  Rule 144, the primary exemption for resales of restricted securities, is only available for securities of issuers providing current information to the public. Thus, each investor should be prepared to bear the risk of such investment for an indefinite period of time.  See “Description of Securities” and “Placement of the Offering”.

Broker-Dealers may be discouraged from effecting transactions in our common stock because they may be considered a “Penny Stock” and are subject to the applicable Penny Stock rules.

Rules 15g-1 through 15g-9 promulgated under the Exchange Act impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock.”  Subject to certain exceptions, a penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. There is currently no established price quotation for our shares, however, we expect that initial quotations will not exceed $5.00 and there is the possibility that the quoted shares price may never exceed $5.00, and that our common stock will be deemed penny stock for the purposes of the Exchange Act.  The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the stock and impede the sale of our stock in the secondary market.  Specifically, any broker-dealer selling penny stock to anyone other than an established customer or “accredited investor,” generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse, must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.  In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

USE OF PROCEEDS

The selling stockholders are offering 179,000 of our common stock for resale under this prospectus for their own account.  We are not selling any shares of common stock in this offering; therefore, we will not receive any proceeds from this offering.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares.  We  currently  do  not  anticipate  paying  any  cash  dividends in the foreseeable  future  on our  Common  Stock.  Although  we  intend to retain our earnings  to  finance  our  operations and future growth, our Board of Directors will  have  discretion  to  declare and pay dividends in the future.  Payment of dividends  in the future will depend upon our earnings, capital requirements and other  factors,  which  our  Board  of  Directors  may  deem  relevant.

LEGAL PROCEEDINGS

We  are  not  currently  involved  in  legal  proceedings  that could reasonably  be  expected  to  have  a  material  adverse effect on our business, prospects, financial condition or results of operations.  We may become involved in material legal proceedings in the future. We are not aware of any proceeding to which any of our directors, officers, affiliates or security holders are a party adverse to us or have a material interest adverse to us.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our directors and executive officers.  Our officers and directors are as follows:

Name	Age	Position
Kofi N. Kankam	32	CEO, President, Treasurer, Director
Kevin W. Cadette	32	CFO, PAO,Vice President, Secretary, Director

KOFI N. KANKAM, CEO, PRESIDENT, TREASURER, DIRECTOR

Mr. Kankam has served as our CEO, president, treasurer and director of the Company since our incorporation on July 19, 2004. Concurrently, since its formation in August 2005, Mr. Kankam is the Managing Director of Endeavor Strategies Group, LLC, a company that is engaged in preparing business plans for start-up companies. From June 2001 to May 2002 Mr. Kankam worked at Crimson Ops, a tutoring service based company he co-founded in New York City.  From March 2001 to June 2001 Mr. Kankam worked at Net2Phone as a product manager in the communication services division while leading product development for a speech-recognition personal information management communication device. From July 1999 to March 2001, Mr. Kankam worked at Fuxito Worldwide as a vice president in charge of strategic initiatives, development and marketing.. From June 1998 to July 1999, Mr. Kankam worked for Accenture (formerly Andersen Consulting) as a process competency analyst.  In May 2004 Mr. Kankam received his Masters of Business Administration degree with a concentration in finance and entrepreneurial management from The Wharton School at the University of Pennsylvania which he obtained in a full-time program from August 2002 to May 2004. Mr. Kankam graduated from Harvard University in June of 1997 with a Bachelor of Arts degree in neurobiology and in June 1998 attained his Masters of Education degree from the Harvard Graduate School of Education with a focus in administration, planning, and social policy.  Mr. Kankam was born in Toronto, Canada and resides in New York City.

KEVIN W. CADETTE, CFO, PAO, VICE PRESIDENT, SECRETARY, DIRECTOR

Mr. Cadette has served as our vice president, secretary and director of the Company since our incorporation on July 19, 2004.  On August 23, 2006, we nominated and approved him as the Chief Financial Officer of the Company. On November 15, 2006, we nominated and approved him as our Principal Accounting Officer. Concurrently, since its formation in March 2005, Mr. Cadette is the President of Warner Cadette, LLC, a consulting company offering information technology project management, consulting and development services. From April 2001 to April 2002 Mr. Cadette worked at Monster.com as a technical leader and architect where he led development and architecture for MonsterLearning.com, coordinated development across multi-functional groups, and oversaw management reports and all issues. From April 2000 to April 2001, Mr. Cadette worked at GetConnected as the Director of Integration Development where his responsibilities included developing integrative technology for integration business partners in GetConnected’s network, coordinating development, testing and release efforts with multiple internal departments, and defining project strategy, business needs, functional context, use cases, role definitions and operational requirements with Program Management. From August 1998 to April 2000, Mr. Cadette worked with C-Bridge Internet Solutions as a consultant.  At C-Bridge, Mr. Cadette served as a consultant and technical leader for a variety of companies and projects.  In May 1997, Mr. Cadette graduated from Cornell University with a Bachelors of Science degree in mechanical engineering and in May 1998 attained his Masters of Engineering majoring in operations research and industrial engineering.  In May 2004 Mr. Cadette received his Masters of Business Administration degree with a concentration in finance and entrepreneurial management from The Wharton School at the University of Pennsylvania which he obtained in a full-time program from August 2002 to May 2004.  Mr. Cadette was born in London, England and resides in New Jersey.

Term of Office

Our Directors are elected annually and hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement.  Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors.  Such compensation might be in the form of stock options.  Directors may be reimbursed by us for expenses incurred in attending meetings of the Board of Directors.  Vacancies in the Board are filled by majority vote of the remaining directors.

Our directors are elected at the annual meeting of shareholders until the directors successor has been elected and qualified, or until prior resignation or removal.  Our officers are appointed by our board of directors and hold office until they are removed by our board of directors.

Committees of the Board of Directors

We do not currently have a standing audit, nominating or compensation committee or any other committee of the board of directors performing equivalent functions.

Compensation of Directors

We expect that each of our employee and non-employee directors will receive compensation for their services as directors in an amount to be determined by our board.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We will provide to any person without charge, upon request, a copy of such code of ethics. Persons wishing to make such a request should do so in writing to the Secretary at JobsInSite, Inc., 426 West 49th Street, Suite 4A, New York, NY 10019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table provides the names and addresses of each person known to own directly or beneficially more than 5% of our outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of September 27, 2006  and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

	Number of Shares	Percentages
Name and Address (1)	Owned Beneficially	Before Offering	After Offering (3)

Kofi Kankam (2) 426 West 49th Street, Suite 4A, NY, NY 10019.	1,000,000	49.0%	45.1%
Kevin Cadette 58 Meadow Road Edison, N.J. 08817	1,000,000	49.0%	45.1%
All Officers and Directors as a Group	2,000,000	98.0%	90.2%

(1)

The persons and entity named in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

(2)

Business Address is 426 West 49th Street, Suite 4A, New York, NY 10019.

(3)

Includes the sale of 179,000 shares of our Common Stock and the issuance of 40,000 shares of our Common Stock to Kwajo M. Sarfoh for legal services rendered.

NOTE: Except as otherwise noted in the above table, the named shareholder beneficially owns (either individually or jointly as noted above), and has sole voting and investment power over all shares or rights to these shares. The percentages are based upon 2,219,000 shares of Common Stock outstanding.

NOTE: None of the selling shareholders or their beneficial owners has had a material relationship with the Company other than that of shareholder, or has ever been an officer or director of the Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form SB-2 Registration Statement was prepared by our counsel, Kwajo M. Sarfoh, of Sarfoh & Associates, LLP, who is the beneficial owner of 40,000 shares of our Common Stock, representing 2% of our issued and outstanding common stock, which is described in greater detail under "Description of Capital Stock,” below.

EXPERTS

Paritz & Company, P.A., our independent auditors, has audited the accompanying balance sheets of JobsInSite, Inc. as of December 31, 2006 and 2005 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31,2006 and 2005 and the period from inception (July 19, 2004) to December 31, 2006. Paritz & Company, P.A. has reviewed the accompanying balance sheet, statement of operations and cash flows of Jobsinsite, Inc.  as of March 31, 2007 and 2006, and for the three-month periods then ended. as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

TRANSFER AGENT

Our transfer agent is Pacific Stock Transfer Company located at 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-Laws provide for the indemnification of directors, officers, employees and agents of the Company to the fullest extent provided by the Business Corporation Law of the State of New York. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Corporation where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

The Company’s By-Laws provide that it will indemnify its Directors and Officers, and hold them harmless to the fullest extent legally permissible under the Business Corporation Law of the State of New York. These rights of indemnification shall not be exclusive of any other right which any Officer or Director may have or may thereafter acquire under any by-law, agreement, vote of stockholders, provision of law or otherwise.

The By-Laws require the Company to pay all expenses, liability and losses (including attorney fees, judgments, fines and amounts paid or to be paid in the settlement of a matter), which are reasonably incurred or suffered by the Officer or Director. Any expenses of the Officer or Director incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred in an advance of the final determination of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Special Note Regarding Forward-Looking Statements

Certain statements in this Form SB-2, including statements under "Description of Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations", constitute forward looking statements. Certain, but not necessarily all, of such forward-looking statements can  be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should", or "anticipates", or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that  involve risks  and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of JobsInSite, Inc.  ("JobsInSite", "the Company", "we", "us" or "our") to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

INDUSTRY BACKGROUND

Employee recruiting is one of the most critical business processes performed by companies today. According to industry sources, businesses in the United States spent in excess of $13 billion in 1997 to hire new employees by advertising job openings in newspapers and by hiring recruitment search firms.

Recruiting employees has become increasingly more challenging in recent years as a result of the following trends:

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GROWING LABOR SHORTAGE:  JobsInSite believes that the labor pool is growing more slowly than it has in the past, making it more difficult for employers to find adequate staffing. The U.S. Bureau of Census projects a continued growth in the elderly population, with one in five United States citizens being considered elderly by the year 2030. Additionally, the U.S. Bureau of Labor Statistics estimates the growth in the labor force to drop to 11% during the period from 1996 to 2006 compared to 14% over the previous ten year period. This indicates both a large population leaving the workforce and fewer replacements for them.

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LABOR SUPPLY AND DEMAND DISPARITY:  JobsInSite believes that many industries are creating more jobs than there are qualified individuals available to fill them. For example, an Information Technology Association of America study indicates that 10% of three core information technology positions, programmers, systems analysts and computer engineers, are currently vacant.

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REDUCED TENURE:  JobsInSite believes that employees currently change jobs more often than in the past, making it more difficult for employers to retain qualified, experienced individuals.

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INCREASED EMPLOYEE TURNOVER.  We believe that employees currently change jobs more often than they have in the past and that even satisfied employees are increasingly investigating job opportunities. This makes it more difficult for employers to retain qualified, experienced individuals and increases the number of hiring’s that must occur each year in order to maintain or grow an employer's workforce.

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INCREASED URGENCY TO REDUCE TIME TO HIRE.  JobsInSite believes that there is a shortage in highly skilled job seekers. As a result, qualified candidates must be hired quickly or they may be lost to competitors. The ability to quickly hire qualified employees may have a significant influence on the future success of a company.

JobsInSite has benefited from an increase of three main elements that define its marketplace: 1) an increase in respondents using the internet to find jobs; 2) an increase in companies using online websites and related tools to post jobs and identify candidates, and 3) an increase in the number of jobs available for jobseekers.

In 1998, only 14% of respondents with internet access reported looking for jobs online using recruiting websites with job postings and tips and strategies similar to what the Company offers.  In 2003, this number increased to 42% according to researchers at Forrester Research.  A demonstration of Monster.com’s usage in 2800 colleges and universities is demonstrative of the widespread appeal of using the internet and related tools & software for job-training and job-searching.  In 2001, online job seekers were listed at approximately 1-2 million persons.  By 2003, this number had increased to 7-9 million.

Perhaps motivated by the decrease in costs from $1,383 for the average employee recruited through temporary agencies versus the $152 per employee who is recruited online, according to Thomas Wiesel Partners, most global 500 companies have a fully-integrated digital recruiting process.  A 2003 report in the Wall Street Journal (“Special Report – Technology”, 9/16/03) indicated that in 1998 29% of the Fortune 500 companies had an online recruiting tool and mechanism.  By 2004, this number had risen to 92% of the Fortune 500.  These companies are favorable targets for JobsInSite because they are already using this type of technology to recruit job candidates. The Fortune 500 have adopted a variety of tools including their own online career websites and applicant tracking systems and related technological tools of their outsourced vendors. These tools are a principal reason for the growth in online jobseekers increasing from 1-2 million in 2001 – 2002, to 5-10 million by 2003 (Thomas Wiesel Partners).  Between 2001 and 2004, companies spend for online recruiting increased by 52% while offline print ads decreased by 31% according to Forrester Research. In fact, in 2003, Jupiter and Forrester Research experts estimated that by 2005, the size of the online career advertising market would grow to approximately $2 billion-$4 billon.

Of equal significance to analyzing the market opportunity for JobsInSite within the corporate and individual client markets is the job hiring trends; 31% of hiring managers report difficulties in finding qualified candidates which is likely correlated to the jobless claims dropping 9,000 persons to 315,000 persons in August 2005 based on an online employment report from MSBC.com..   Employers reported an addition of 128,000 new jobs in August of 2005 with unemployment falling to 4.7% based on the August employment report of the Department of Labor.  This improvement in the job market, symbolized by a drop in job cut announcement of 24% from the same time in 2005 (Department of Labor), bodes well for JobsInSite.

An increase in consumers using the internet to find jobs, an increase in companies using online websites and related tools to post jobs and identify candidates, and an increase in the number of jobs available for jobseekers, contributes to the potential market opportunity for JobsInSite.

BUSINESS HISTORY

We were incorporated on July 19, 2004, in the state of New York as JobsInSite.com, Inc. On August 5, 2004, we amended our certificate of incorporation to effectuate a change of name from JobsInsite.com, Inc. to JobsInSite, Inc. Since our incorporation the Company has been in its developmental stages and has generated little revenues, approximately $6,475, from operations since its inception and has incurred, and continues to incur, operating losses.

The Company's business is to internally develop and market career oriented software titles and career reference materials. Except as specified to the contrary, all references to the Company's current business include the activities associated with the development and marketing of career reference materials and career oriented software based products under the direction of Company management.

JobsInSite provides both active job seekers and passive job seekers and individuals who are not actively looking for new jobs with the tools to find, explore, evaluate and compete for job opportunities. We are a company that offers software training & reference materials which address the lack of knowledge on the job search, preparation, and attainment process that plague many persons and human resource personnel during their employment/employee search.  The mission of JobsInSite is to equalize the playing field for all persons looking to find a job and build a career by addressing a specific lack of knowledge and execution abilities in resume construction, interview/negotiation, and overall job search processes. The Company’s products are specifically designed for job-seekers across the spectrum of experience including the first-time job-seeker and the experienced candidate.  The Company will focus its energy on a few key efforts to target these highly-motivated consumers with its computer-based training software that focuses on specific elements for ultimately attaining the dream job.

JobsInSite achieves this aim by offering specific, detailed, and informative strategies and training through its CD-based software.  Our mission entails offering robust tools for all expertise levels.  The Company’s software will reinforce and broaden jobseekers’ understanding of the necessary steps to ultimately achieve their career objectives. Additionally, JobsInSite is committed to teaching our users proven methods to leverage the Internet with specific techniques to enhance their ability to identify and achieve their best possible job opportunities.

The Company’s software is intended to be used by job seekers or as a supplemental tool for career service personnel to use in training.  The software is designed to reinforce the strategies and techniques taught in school while also standing as a lifelong reference tool.  For our employer recruiting market, the Company offers a standard package which includes client name/logo inclusion on the CD cover, CD content and section headings; a more tailored package is offered which is centered on development beyond the standard core package. This customer-tailored package includes elements such as (1) resume builder; (2) section quizzes; (3) video and audio content; and (4) custom pages and links.

BUSINESS OPERATIONS

JobsInSite provides career-based training software and reference materials that teach vital skills to support the job search, preparation, and attainment process for persons of all educational and employment levels.  The Company created these products as books in 2003 and converted them into interactive software in 2004 upon realizing the need and usefulness of such software products.

The career training reference materials the Company developed during this period include the following:

1.

Internet Job-Hunting: What Exists & How Best to Harness It. This resource presents a detailed and informative demonstration of the wide range of resources available to assist job applicants in securing the desired job. The material covers several proven online job search and application strategies to maximize the applicant’s potential to secure the desired job.

2.

Building the Perfect Resume for that Perfect Job.  Reference includes a detailed and thorough exploration and analysis of several critical elements, as well as detailed step-by-step instructions and strategies to construct the perfect resume. In this material the Company provides a rigorous detailed perspective on the critical aspects of a resume and the significance of each section.

3.

JobsInSite 100+ Jobs Site Analysis. JobsInSite 100+ Jobs Site Analysis offers an overview and numerically-based analysis of 100 top profession and career sites across various industries, locations, and job-types. The Company’s analysis of these websites will direct the applicant towards appropriate websites aimed at assisting them in locating and acquiring their desired job. This reference provides a targeted and focused approach at distinguishing the types of opportunities available at numerous Internet portals for specific industries, including, but not limited to, the following:

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Academic

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Aeronautics & Space

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Automotive

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Chemistry & Earth-related Sciences

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Finance

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Government

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Fitness

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Information Technology

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International

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Journalism

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Librarians & Information Technology Professionals

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Marketing

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Mathematics

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Public Service

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Real Estate

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Science

4.

The Fantastic Interview & Negotiation: How to Come Across as the Right Person & Get What you Want.  This reference is a detailed guide that explains what is necessary before, during, and after an interview designed to improve the applicants’ chances of securing the desired position. It also covers fundamental negotiation skills. Below are some of the areas that the Fantastic Interview & Negotiation include:

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How to Prepare Before the Big Interview

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Controlling Your Mentality

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How to Physically Present Yourself

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Beating the Screening Interviews

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Tips for an Interview Over a Meal

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An Overview of the Behavioral Interview

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An Overview of the Case Interview

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How to address the Critical Opening Few Minutes

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How to Handle References

The Company’s training software products were developed and specifically designed to address the needs of both white-collar and blue-collar professionals and job-seekers. The software’s focus is centered on resume creation, internet job-hunting, interviewing, and negotiation, and is a strong tool for those looking for either a refresher or reference tool. The Company's computer software products, particularly those designed for the 1st time job seeker and experienced executives, are designed to be used without extensive computer experience..

The four products complement each other to create a cohesive suite and thus far, a significant majority of our sales have involved customers purchasing the entire product suite rather than individual product sales. Revenues attributable to each of the four products for 2005 broke down as follows: Internet Job-Hunting: What Exists & How Best to Harness It accounted for $813.37; Building the Perfect Resumé for that Perfect Job accounted for $813.47; The Fantastic Interview & Negotiation: How to Come Across as the Right Person and Get What You Want accounted for $800; and the JobsInsite 100 Jobs Site Analysis accounted for $800 in revenues. In 2006, revenues attributable to each of the four products were $811.63, respectively.

RESEARCH AND DEVELOPMENT:

From June of 2003 to June of 2004, the first year of operations, the Company’s efforts entailed conducting research for the content of the software and determining the programming to be used to build the software.  Management made and continues to make use of various human resource personnel when deciding upon the modular concepts that the software does and could include.  These individuals advised Management on the various mistakes prospective employees make that they had collaboratively experienced during their years of recruiting for major Fortune 500 companies. These individuals provided the technical and content support on the development and enhancement of Company products and engage in the content development of new products. Management believes that it will continue to rely upon human resource personnel of major Fortune 500 companies for new product offerings and upgrades.

The Company allocated a large portion of time reviewing materials that Mr. Kankam and Mr. Cadette had amassed from their previous employment where they had performed recruiting responsibilities. This information developed into career training reference materials and also served as a major component of the final version of the Company’s software offerings.

JobsInSite has completed the development of the first version of its software and is currently allocating a significant portion of proceeds raised during it private placement towards building the infrastructure to support the customized packages that includes adding client name and logo on CD cover and actual CD and customized content describing the client’s business. Upon creating the content and materials, selecting Macromedia Director MX to serve as the platform for the software based infrastructure, the Company then uses either Rovix of Atlanta Georgia or Discmakers of Pennsauken New Jersey to duplicate the client master CD we provide them in the quantity ordered by our client.. There is no contractual agreement with either Rovix or Discmakers as their CD duplication services are provided on an as needed basis. Eventually, the Company plans to purchase a commercial quality, high speed software duplication equipment and duplicate all software internally.

GROWTH STRATEGY

Management believes that numerous companies and persons have a need for Company’s products. The Company’s products will offer consumers immediate support and improvement in attaining a job or career for all users of varied expertise and training.  The Company’s goal is to become the leading software provider of resume construction, interview and negotiation, and overall job search processes to the first-time job-seeker and the experienced candidate.

The Company believes it can achieve superior long-term growth in revenue and profitability through the following eight-part growth strategy:

Enhance and Expand JobsInsite’s Online Career Service Offerings. To obtain a market presence for its brand and as a vehicle to sell the Company’s products, the Company has established and continues to modify its online website at www.jobsinsite.com. The website displays the various software CDs and offers improved purchasing functionality.  The purchasing option was enhanced to display text samples of the software for viewing. The Company intends to continue to devote resources to enhance and expand its current offerings and add new and innovative products to enable employers and job seekers to more effectively leverage the benefits of the Internet. Current efforts include adding features that allow employers to more effectively target potential job seekers through interactive job advertising and creating job search capabilities. An advertising and marketing plan after study of the internet channel and all other channels will be developed and executed over the course of time.

Establish Long-Term Strategic Alliances With Prominent Universities, Colleges and Non-Profits.

JobsInSite will seek partnerships with various educational institutions and organizations to purchase its products and build multi-year relationships. In all cases, JobsInSite will offer both year-based and volume-based discounts for its partners. JobsInSite will use its online presence, with regard to both its websites and its website-generated sales, to gain leverage in establishing relationships with educational partners.

Within this domain, the Company’s principal business activity will consist of contacting and demonstrating to educational organizations and non-profit entities the utility of the software for their students and career hiring requirements.  Management will attempt to derive multiple software product sales and extend the relationships to multi-year contracts.   If successful in selling its product, the Company will also attempt to offer co- sponsorship opportunities for various educational advertisers or potentially online universities who may be interested in reaching the targeted customer demographic of JobsInSite through sponsorship and advertising.

JobsInSite is focused on forming strategic alliances with prominent schools (universities, colleges, trade schools, and community colleges), and non-profits and has contacted over 30 schools and non-profits within the last 12 months. The Company intends to assemble a high-quality brochure to send to career placement officials at these institutions.  JobsInSite plans to leverage and develop strategic alliances with prominent schools and non-profits and thereby broaden the scope of its offerings. The Company's goal is for its software to become the standard resource used by schools for job search and career attainment.

Within the past 18 months, the Company has made key alliances and sales in this market.  The first, the New Jersey Institute of Technology’s Equal Opportunity Fund Program (“NJIT”), involved several steps.  The Equal Opportunity Program (EOP) is a program that was established in 1975 by the New Jersey Department of Higher Education to encourage higher educational institutions to identify, recruit, and provide financial assistance to needy students who are residents of the State in order that they may attend institutions of higher education. The EOP is a program that is replicated across numerous universities in New Jersey and other states. The Company initially established this NJIT opportunity by speaking with various members of the student population and attended a Society of Hispanic Engineers conference held on NJIT’s campus.  Through this process, the Company attained the appropriate contacts and made presentations to campus career placement officials that led to the relationship and sale.  The final product offered to NJIT involved a high level of customization of the software CD, covers, headers, and labels. Although there was no formal contact entered into, the Company produced 150 units of its four-product software (resume writing, interviewing/negotiating, online job search strategies & tips, and a review of 120 websites to expose the user to various websites) CD for NJIT.  The units were sold to NJIT for $20.25 per CD unit.  Each CD was made with the logos of NJIT on the CD.  The payment was arranged with 65% of the total cost of the CDs payable within 2 weeks of invoicing with the remaining 35% balance due 10 days after the receipt of the software.

Streetwise Partners, a nonprofit organization that offers of a 15-week training program to help low-income individuals find career opportunities, was the second purchaser of the Company’s career based software.  The Company studied their program, the material, and the applicability of the software to Streetwise’s curriculum.  After identifying the need for the software and presenting the concept to executives of Streetwise Partners, JobsInSite reached terms and delivered its software to support the career placement efforts of Streetwise’s program. Although there was no formal agreement which Streetwise Partners, JobsInSite produced 20 units of its four-product software CD.  The small unit count was intended to offer an introduction to JobsInSite products for future partnership opportunities as part of pilot program in which Streetwise Partners used software to supplement its training with a limited number of its clientele.  The units were sold to Streetwise Partners for $20 per CD unit for a total of $200.  Each CD was made with the logo of Streetwise Partners on the CD cover. JobsInSite received the full $200 two weeks before delivery of the CDs.

The third client attained was the Rutgers University – TRIO services program.  The Company attained this client after establishing a relationship with key campus career placement officials.  The Company sold a small amount of customized job-preparation and resume building software CDs to this third partner after demonstrating the benefits the software would have for students seeking employment. Although there was no formal contact entered into with Rutgers University, the Company produced 10 units of its four-product software CD.  The units were sold to Rutgers for $20.00 per CD unit.  The CDs were produced for the TRIO program, a program designed to support the successful transition of minority Rutgers students into the campus community and to increase collegiate and professional success.  JobsInSite produced such a small quantity on the advice of a Rutgers administrator who suggested that this initial order would establish a small partnership which could be further developed in future years.  Each CD was made with the logo of Rutgers on the CD.  The payment was arranged with 100% of the total cost of the CDs payable within 1 week of invoicing.

Establish Long-Term Strategic Relationships With Corporations. JobsInSite is establishing working relationships with major corporations to provide effective employee and executive recruitment solutions for their hiring needs. The Company has contacted over 233 different Fortune 1000 companies and will continue to devote significant time and resources to development of human resource personnel relationships.  This effort occurred over the course of 18 months and involved several steps to position JobsInSite as a potential vendor supplier to these entities.  These efforts are and will be followed by the completion and submission of an online vendor request form for each corporation.   The Company then identifies and engages in discussions with supplier procurement personnel within human resources and supplier development.

Minority Business Enterprise and Small Disadvantages Business Certification. JobsInSite has completed certification paperwork to attain contract opportunities from nationally recognized corporations, universities and government agencies.  These certification efforts involved the amassing and completion of various supporting documents, conducting on-site interviews, and answering of various written and oral questions.  In July of 2005, the Company was certified by the National Minority Supplier Development Council (NMSDC).  In July 2006 the Company completed its recertification paperwork with the National Minority Supplier Development Council (NMSDC).  Management completed these forms in order to maintain its ability to qualify for supplier diversity initiatives with certain target corporations.

Additionally, in August of 2005, JobsInSite was recognized by the New York City Small Business Services as a certified minority business enterprise (MBE). In October of 2005, the Small Business Association certified JobsInSite as a small disadvantaged business (SDB).  For the NMSDC MBE certification, JobsInSite had to demonstrate that it was 51% owned by minorities. Management had to offer identification, participate in an in-person interview and show and sign documents demonstrating and testifying to its minority ownership.  The process consumed a few months; in July 2006, JobsInSite was re-certified for another year.  Similarly, the SBA SDB certification required that the Company be owned by 51% minority ownership. The certification also required Management to have less than $750K in investable assets each and to have been in operations for less than three years. For each certification, the Company had to provide several documents including tax returns, stock certificates, personal financial statements, resumes, and other related paperwork.

Each of these certifications will further advance JobsInSite’s ability to attain contracts for its job-training software. To date, the Company has not received any of its sales solely for being minority-certified; however, it has been a contributing factor for its sales to NJIT and Rutgers accounting for over $6,200 in revenues.  Additionally, the Company is in discussions with a few different corporate entities with whom initial contacts were made based on registering on these entities supplier diversity websites as a minority-controlled company.

Target Professional Career Services Products to Specific Industries.  JobsInSite intends to focus initially on career and resume building training in various professional fields including health care, management development, information technology/engineering and education.  These fields are characterized by (i) large, dispersed and changing professional populations; (ii) rapid changes in subject matter; and (iii) requirements for continuing education or professional development.

Direct Marketing. The Company seeks to increase the demand for its products through intensive local, regional and national direct marketing programs specifically crafted for each corporation and university to maximize that Company’s market penetration. The newspaper channel was initially selected as a strong area for marketing and advertising to potential clients.  Various initial advertisements were placed in the regional newspapers of Ohio, which were selected based on the fact that it is the home state of CEO, Kofi Kankam, and the market where Mr. Kankam better understood the newspaper readership, their circulation rate, readership level, and also as the costs were lower in price when compared with newspapers in New York City where Mr. Kankam now resides.

The Company believes that major benefits can result from carefully crafted, targeted marketing programs that leverage its products’ strength and build brand name recognition. Management plans to use a diversified media, direct response approach, including direct mail, Internet-based advertising, infomercials, other television-based advertising, newspaper advertising and other print media, to attract targeted populations. The Company places particular emphasis on junior and senior level college and secondary graduate students because this market typically produces a steady supply of consumers for its products.

Entering New Service Areas. There are three main products, features and services that we have in various stages of development.  The first encompasses a new front end or GUI (user graphical interface) for our software which will feature new customization capabilities. GUI will be more graphically attractive than our present software while ensuring a more seamless integration with future client branding.  This will be accomplished by allowing more featured elements that will be more easily changed to accommodate the logos and color schemes of future clients.  This will make our product more attractive to clients as it will be more in line with their current branding schemes.  This product offering is still in the design stage of the development process and we anticipate that it will be completed within the next 6 months.  At this moment in time the design is being developed internally and we do not foresee any additional costs for the development of this product.

The second update to our product offering is based off the graphical user interface (GUI) discussed above.  It will be the second version of our software that will include more interactive graphics for the costumer rather than simple text links.  Specifically more graphics will be used in conjunction with text for navigating around the product.  This product is in the design phase of product development and we anticipate that it will be completed within the next 6 months.  The design is currently being developed internally and we do not foresee any additional cost for development of this product.

The third update to our product offering will be a new service which will allow our clients to download the software directly over the Internet circumventing the use and distribution of CDs.  This will be used as opposed to a distance workshop, and is more inline with our current business model.  By allowing access to our product via the internet we can have the advantage of the distance workshop proposal by being able to have clients anywhere via the internet while having no user volume limits.  It also circumvents the workshops' disadvantage of needing expensive personnel conducting them.  The downloading service will allow our customers to quickly download our product as opposed to waiting for CDs to be produced and delivered.  With the rampant continued increase in availability of high speed internet access it is feasible that customers downloading our product can be a main means of distribution.  This will significantly save the company in distribution costs.  This service will reside on our current website. This service is in the design phase of the development cycle and we anticipate that it will be ready for use in the next four months.  We do not foresee any additional cost for the development of this service as it is currently being developed internally.

Expanding Domestically and Internationally. The Company will focus its activities in New York and New Jersey with particular focusing on smaller institutions.  With success, the Company will expand its efforts to include other areas of the Northeast including Connecticut, Massachusetts, and Pennsylvania as it begins to build a regional customer base and work through some college and university conferences by client referral. Eventually, the Company expects to serve a diversified customer base in various parts of the United States. The Company also plans to have its reference materials and career-based software translated and offered outside North America where the Company believes significant opportunities exist. During the upcoming years, the Company plans to expand its business to include the sale and delivery of its products globally, focusing on Mexico and multi-lingual countries.

SALES &  ADVERTISING STRATEGY

The Company’s sales strategy is built primarily upon key relationships that we have and continue to develop with universities, colleges, non-profits, and corporations.  We have found that by leveraging these relationships we have been able to present our company and products with higher efficiency than cold calling.  Coupled with leveraging our Minority Business Enterprise Status and the National Minority Supplier Development Council’s network of companies, we have been able to reach key persons in target companies schools and organizations without paying for traditional advertising.

Once we have made contact with key decision makers we then follow-up the initial conversations with electronic presentations and downloadable software demonstrations.  All of these efforts mitigate initial travel in our sales efforts.  Once a prospect expresses interest in our products we then meet in person, if needed.  This has worked well in the New York, Pennsylvania and New Jersey area.   We are looking to leverage the internet for companies not located in close proximity.  By using online meeting services we hope to moderate initial sale travel expenses and keep our sales efforts as efficient as possible.

DISTRIBUTION STRATEGY

All of the Companies products are CD based. The distribution method is one based on production as needed and we hold no inventory beyond a few samples which we often mail to prospective customers with whom we have interacted. Our distribution method does not require us to carry any inventory as our products are produced once a customer completes an order.  After internally developing the customized master client CD, we then send the master CD and mock-up CD cover to the customer for approval. Upon approval, we contact Rovix or Discmakers, our preferred CD fabricators, to duplicate the customized CD master for the requisite amount needed to fill the customer order.   A sample set of the customized CDs are then shipped to us for quality control. Upon quality approval, Rovix or Discmakers, or a similar duplication disc maker, then completes production and ships the balance to us, which we then ship directly to the customer to complete of the sale. The average cycle for this process, from customer order to customer delivery, is ten days. The Company has no dependence on any individual supplier.

DEPENDENCE ON ONE OR A FEW MAJOR CLIENTS

Currently, we do not rely on any one client to generate revenues.

COMPETITION

JobsInSite competes with several companies, including campus recruiting personnel, recruiting search firms, executive search firms, that offer predominately a single "job board" solution, such as CareerBuilder, Monster.com, and Career Mosaic, as well as newspapers, magazines and other traditional media companies that provide online job search services, such as CareerPath.com. JobsInSite also competes with large Internet information hubs, or portals, such as AOL.com. JobsInSite may experience competition from potential customers to the extent that they develop their own career attainment solutions. In addition, JobsInSite competes with traditional recruiting services, such as newspapers and employee recruiting agencies, for a share of employers' total recruiting budgets. JobsInSite believes that there will be rapid business consolidation in the online career services industry. Accordingly, competitors may rapidly acquire significant market share. JobsInSite expects to face additional competition as other established and emerging companies, including print media companies and employee recruiting agencies with established brands, enter the online recruitment market.

EMPLOYEES

As of December 31, 2006 the Company has no employees. Depending on product demand, the Company intends to contract persons on a temporary and part-time basis until there is need for a full-time employee.   Until such time however, the two executives, Kevin Cadette and Kofi Kankam, will each continue to devote a minimum of 20 hours a week to the Company. Concurrently with his role and involvement in the Company, Mr. Kankam is the Managing Director of Endeavor Strategy Group, LLC a company engaged in preparing business plans for start-up companies.  Mr. Cadette, concurrently with his role and involvement in the Company, is the President of Warner Cadette, LLC, a consulting company offering information technology project management, consulting and development services.

PATENTS, TRADEMARKS AND LICENSES

We have no patents, trademarks or licenses.

On August 3, 2005 we filed a Certificate of Registration with the U.S. Copyright Office (the "PTO") for JobsInSite All-In-One JobPrep Pack. Effective copyright protection may not be available in all countries in which we intend to conduct business. Policing unauthorized use of our copyright is also difficult and expensive.

NEED FOR GOVERNMENT APPROVAL

On October 8, 2005, we were certified as a Small Disadvantaged Business (SDB) under the U.S. Small Business Administration (SBA) guidelines. Our certification is valid for three years from the date of October 8, 2005. The SDB Program regulations in Title 13 of the Code of Federal Regulations, Section 124.1016(b), require that during our three-year term we report within 10 days any changes in ownership and control or any other circumstances which could adversely affect the eligibility of our firm as an SDB. Failure to comply with these rules could result in the decertification of our company as a SDB. Also, we must reapply for the SDB Program if we wish to continue to participate as an SDB after our initial three-year term.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

We are a development stage company with limited experience in the career software and employer recruiting business.  We have earned little revenues since our formation and have an accumulated deficit of $22,304 as of March 31, 2007.

On July 19, 2004, we were incorporated in the state of New York as JobsInSite.com, Inc. and our fiscal year ends on December 31. Since its incorporation the Company has had little revenues from operations and has incurred, and continues to incur, operating losses. The Company has authorized capital stock of 50,000,000 shares of common stock, par value of $.001.

On August 5, 2004, we amended our certificate of incorporation to effectuate a change of name from JobsInsite.com, Inc. to JobsInSite, Inc. JobsInSite, Inc. is the successor of a limited liability company organized in the state of New Jersey. The predecessor LLC was established in August 2003 and did not, at any time, conduct any form of business activities. During the period of its existence, from August 2003 through the liquidation date in June 2004, the LLC received total cash inflow from its members of $1,394 and expended the same amount for expenses such as the initial formation of the LLC, monthly internet costs, paper and supplies and bank charges.  No assets were purchased or created during the period and no liabilities existed that were either transferred or sold to the new entity.

JobsInSite raised from its prior offering, under Regulation D of the Securities Act of 1933, a total of $17,900, as ended on June 1, 2006. From this offering, $5,305 has been paid to Paritz & Company, P.A. for accounting services, $648 for NSMDC re-certification expenses, $1,783 on the creation of the software demonstration, software production for one of our clients, and related expenses related to website hosting and software document conversion, $3,192 on postage, mailing, material supplies and various miscellaneous items, and $2,500 has been paid to Sarfoh & Associates, LLP for legal services. The remaining funds raised in the offering should be sufficient to satisfy operating costs estimated to be expended by JobsInSite over the next 12 months of operations.

The Company’s intention is for its common stock to be quoted for trading on the OTCBB.  The Officers and Directors of the Company believe it is in the best interest of the Company to register the resale of the selling shareholder shares so that there are shares available to the public for a market to develop in the Company’s common stock. Otherwise, the selling shareholder shares are currently only available for resale pursuant to Rule 144 and subject to the amount, manner of sale and other restrictions thereunder, which the Officer and Directors believe would seriously inhibit the development of a market in the Company’s common stock.

Our principal executive office is located at 426 West 49th Street, Suite 4A, New York, New York, 10019. Our telephone number is (646) 483-4386, and our fax number is (530) 323-7253. Our corporate website can be found at www.jobsinsite.com.

PLAN OF OPERATION

THE NEXT TWELVE MONTHS

During the next 12 months, JobsInSite plans to continue as a company in its developmental stages.  The efforts of JobsInSite to date have been largely concerned with establishing a product and network foundation upon which future anticipated sales could be built.  Though JobsInSite has used its current efforts to establish various partnerships with different entities like Rutgers University, the New Jersey Institute of Technology, and Streetwise Partners, the total sales figures have been limited.  Efforts will center largely on establishing relationships with colleges, universities, trade schools and non-profits, attending conferences, and utilizing pre-existing contacts.  While these efforts will be continued as part of the ongoing marketing campaign, there will be an increased strategic allocation of time and resources to website development, product development, and the attainment of strategic partnerships.

JobsInSite has maintained its focus on developing relationships and has attended some conferences and been in contact with various pre-existing contacts to build prospective sales channels.  Additionally, previous universities, Rutgers and the New Jersey Institute of Technology, have been contacted for future sales.

JobsInSite management plans that increased sales will be based upon an improvement of its software and website.  Improvements with regard to the usability, presentation, and customization of its software will occur over the next six to twelve months. In November 2006, the Company completed the design of its software demonstration for potential clients, which is selectively made available to prospective clients with whom the Company is interacting. JobsInSite management will elevate the quality of the website where its products are marketed and sold and expects that these efforts will generate a higher response rate with corporations, schools and non-profits.

Over the course of the next three months, the Company expects to engage in the following initiatives:

1.

An improvement and replacement of the site pictures will be completed by June 2007

2.

The revision of marketing material (including the detailed one-page document profile and the PPT-in-person presentation) will be completed by June 2007.

Marketing & Strategic Efforts Months 1-3

Within the next three months, these efforts will be occurring in conjunction with first two development goals mentioned above.  Management will continue to attend various NMSDC events like the “Train Ride for Excellence”, which it attended in October 2006, to elevate its visibility and network with supplier diversity personnel employed at several targeted companies. Additionally, Management has updated its profile on 242 corporate websites and will update its corporate profile on 50 additional websites within the next three months. This upgrade will include new language about JobsInSite in addition to updated information regarding its recertification from the NMSDC.

Management will continue to focus its efforts at obtaining Equal Opportunity Fund (EOF) program clients similar to the New Jersey Institute of Technology.  Management will follow up and strengthen the contacts it has made through this program.  The Company believes that if two or more EOF clients can be attained, management will be better able to market its products to participants of the EOF program using referrals from current clients. Upon obtaining three clients from the EOF program, the Company will target the northern New Jersey schools in two groups of ten through the administrative organization of the EOF programs as opposed to individually targeting schools.

In promoting its product brand awareness to schools, JobsInSite is planning to attend various conferences during this three month period. For instance, management recently attended a panel discussion, “Upward Bound Career Panel” at Rutgers University in New Jersey.  The conference supported the principals’ efforts to strike a partnership with the Upward Bound program as well as offered an opportunity for networking with other panel attendees.

The Company will also continue its efforts at strengthening and establishing an alliance with The Partnership Community Development Corporation (CDC). Management has presented to this Philadelphia-based workforce development entity and believes that they are close to reaching a tentative agreement with the CDC to commence a partnership.  Future efforts will be centered on leveraging this partnership to market to similar entities in other cities. Management has attended the Lehman Brothers Mini-Fair on April 26th to further promote and create brand awareness for its products.  Management has also attended other events within the NMSDC in the course of last months.

Management also attended meetings with officials of various schools, organizations, and companies respectively through an HEOP conference at Rutgers and a meeting with New York Life.

Marketing and Strategic Efforts Months 4-6

A critical objective during this timeframe will be the completion of recertification paperwork with the NMSDC. During this timeframe, a major software development project involves the completion of the second version of the software to include more interactive, graphic and comprehensive elements for the customer.

In this period we expect to have completed the development tasks related to the website improvements, and secondary marketing material. With regard to marketing and strategic efforts, this period will largely involve building upon previous efforts in the first three months.  In an endeavor to strengthen networks and relationships with corporations, Management plans to also update its company profile on an additional 100 company websites that are members of the Fortune 500.

JobsInSite intends to leverage the events and meetings it has attended in an effort to build its relationships with schools. In particular, we will meet with interested participants from the Higher Education Opportunity Program (“HEOP”) conference, sending them the company marketing materials, and following up with a close-out meeting.  Similar steps will be pursued with the participants and attendees of the Upward Bound conference held in October 2006.

JobsInSite will build upon establishing the alliance with The Partnership CDC with whom Management met in Philadelphia.  If successful in partnering with this entity, the Company will target the Greater Philadelphia Urban Affairs Coalition, and The Philadelphia Workforce Development Corporation.  These two sister entities will be pursued due to their strong affiliation and identification with the Partnership CDC.  JobsInSite will leverage its customized work and credibility with The Partnership to immediately market its capabilities to these two Philadelphia-based organizations. Additionally, the Company will initiate an outreach to other Northeastern workforce development centers of smaller cities.  Currently, these intended targets include:  1) Baltimore; 2) Hartford; 3) Providence; and 4) Wilmington.

If we are able to generate 5-7 clients from the EOF programs within the two regions we have marketed within, we will pursue 3-5 additional regions using the regional administrative structure of the EOF, the newly completed website demo, and the support of the EOF executive director of the New Jersey Institute of Technology and former administrator within the EOF hierarchy.

Marketing & Strategic Efforts Months 7-9

In this period a large portion of our resources will be spent on building on the previous partnership efforts of management.  Management will complete 170 online profiles for the remaining companies of the Fortune 500 and the companies of the Fortune 1000 where the JobsInSite product suite is suitable and relevant.

If the Company is able to generate revenues through contacts with member NMSDC corporations, efforts will be made to attain client companies within the same industry.  For example, if we successfully convert Colgate within the consumer products industry, we will target similar companies like Proctor & Gamble.  For each company that we successfully sell our products to within an industry, JobsInSite will initiate a customized marketing initiative to competitors within the same industry.

JobsInSite will continue to target various schools based on previous experience and success.  If JobsInSite has is able to sell its products to ten schools within the New Jersey and New York EOF community, efforts will be made to expand out to New York EOF programs.

Regarding organizations, specifically, workforce development corporations, the principals will allocate resources to attain clients located in southeastern small cities provided that previous efforts have yielded at least two workforce development clients.  Targeted cities include: 1) Charlotte; 2) Charlottesville; 3) Durham; 4) Richmond, and 5) Tallahassee.

Marketing & Strategic Elements Months 10 – 12

During this period management will attend corporate events for companies that we are aggressively targeting.  Efforts will continue to obtain clients according to industry.  If JobsInSite has obtained at least two clients in a particular industry, management will focus its efforts in a parallel manner on marketing its products to between five and ten companies within that industry, depending on the viability of the pursuit. The Company will also make a concerted effort to obtain companies within the financial services and consulting industries using our previous client base for credibility and connections for access.

Additional requests will be made to the NMSDC to introduce management to targeted corporate members.  Management will likely send press releases or marketing material to companies that it is aggressively courting, updating them on the release of the software and website.

Management will pursue the career service offices of the various schools whose EOF programs have become JobsInSite clients.  This effort will commence with the first few programs that have been contacted in New Jersey and New York.   Additional efforts will be made to reach out to various EOF sister organizations beyond New York and New Jersey into Connecticut, Rhode Island, and Massachusetts.

Near the end of this period, management will also pursue sales to individuals through its website.  The principals will likely begin a keyword advertising campaign with online search leaders like Google and Yahoo.

RESULTS  OF  OPERATIONS  FOR  THE  THREE MONTHS  ENDED  MARCH 31,  2007 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2006

We generated no sales revenue during the three months ended March 31, 2007 as compared to $745 for the three months ended March 31, 2006.

We  had  total  operating  expenses  of  $1,873  for  the three months ended March 31,  2007,  of which  operating  expenses consisted of general and administrative  expenses of $1,802 including  accounting, legal, tax, copy and mailing costs, bank fees, toll-free number fees, supplies and computer peripherals, and miscellaneous fees.  For the same period we had research and development expenses of $71 associated with the development of our software product demonstration used for prospective clients.  We had total operating expenses of $3,783 for the three months ended March 30, 2006. This $1,873 figure of March 31, 2007 was an decrease of $1,910 from the three months ended March 31, 2006.  The increase was primarily the result of additional professional fees related to the costs associated with this registration statement, higher mailing costs, travel to presentations, accounting, and other related fees incurred during the three months ended March 31, 2007.

We had a net loss of $1,873 for the three months ended March 31, 2007, which was  due  to  the  $1,802 in general and administrative expenses and research and development costs of $71 and the lack of revenues during this period; during the three months ended March 31, 2006, we had a net loss of $3,038.. This was the result of incurring limited general and administrative costs to generate the sales that were recorded in that period.

RESULTS  OF  OPERATIONS  FOR  THE  TWELVE  MONTHS  ENDED  DECEMBER  31,  2006 COMPARED TO THE TWELVE MONTHS ENDED DECEMBER 31, 2005

We generated $3,038 in sales revenue during the twelve months ended December 31, 2006 as compared to $3,227 for the twelve months ended December 31, 2005, a decrease of 5.86%

We had total operating expenses of $16,496 for the twelve months ended December 31, 2006 as compared to $5,675 for the twelve months ended December 31, 2005, an increase of 290%. The increase is due to an increase in research and development and general and administrative costs and costs associated with this registration statement.

We had a net loss of $13,458 for the twelve months ended December 31, 2006 as compared to a net loss of $2,448 for the twelve months ended December 31, 2005, or 550%, which was due to an increase in research and development and general and administrative costs and costs associated with this registration statement.

Commitments and Contingencies

We currently do not have any commitments or set time line to acquire CD duplication equipment within the next 12 months and plan to pay for this equipment with sales revenues.

Pursuant to a verbal agreement on a rent-free month-to-month basis, we currently utilize office space in the residence of our CEO, Kofi Kankam.

The principals have committed up to $25,000.00 in additional capital to the Company in order to fund growth and cover the estimated costs to be incurred in connection with this registration statement.  A percentage of the estimated expenses associated with this registration statement have been incurred to cover certain transfer agent, legal and blue sky expenses. Management believes in the quality of the product as evidenced by the clients that have purchased its products to date, and most importantly, through qualified end of sales cycle discussions it has had with various Fortune 500 companies.  Management views its commitment of these funds as part of the overall investment it has made over the past two years in designing the software, attending various events with potential customers and building the software product demonstration for prospective clients.  Management believes that its commitment of up to $25,000 in additional capital will propel the Company forward and will serve as a foundation upon which future revenues can be attained.  In addition to its capital commitment, management expects the Company to generate sales such that further investment will not be necessary.

LIQUIDITY AND CAPITAL RESOURCES

We had total assets of $6,435 at March 31, 2007, which consisted solely of current assets comprised of cash.

We had net working capital of $4,156 as of March 31, 2007.

Our net cash used in operating activities was $1,373 for the three months end March 31, 2007 which included net loss of $1,873 and an increase in accounts payable of $500. Net cash used in operating activities was $19,575 since our inception on July 19, 2004 through March 31, 2007, which included a net loss of $22,304.

We had  $17,900 of  stock  issued  for cash in connection with our sale of 179,000  shares  of  our Common Stock to thirty-six (36) investors for aggregate consideration  of  $17,900  (or  $0.10 per share) during the six months ended June  30,  2006.

The Company estimates that the offering costs to be incurred in connection with this registration statement will approximate $25,500. In addition to the $17,900 raised from the April 1, 2006 through June 1, 2006 offering and to account for this expense, the principals of the Company have committed up to an additional $25,000 to fund the Company’s plan of operations for the next 12 months. In the event that revenues from operations while in registration cannot cover the estimated expenses associated with this registration statement, the Company may require all or a portion of the principals’ commitment to account for these expenses.

In addition to offering the Company with the ability to raise subsequent capital from non-financial institutional sources, and to provide its stockholders with increased liquidity and trading efficiency, the combination of increased credibility and heightened visibility are two primary reasons underlying the Company’s commitment to incur costs to become a publicly traded company. The principals of the Company, based on their interaction with prospective clients, several of whom are large, Fortune 500 companies, believe that being a public company will have a positive impact on the Company’s sales cycle. The principals have realized in meeting with a few Fortune 500 prospects that lacking well known clients has slowed the Company’s sales efforts due to a lack of credibility and visibility.  The principals believe that being a publicly traded company will increase the Company’s corporate image with prospective clients and improve its ability to generate orders and sales from prominent companies beyond the clients with whom JobsInSite has since partnered with and sold its products.

At this time, we have not secured or identified any additional financing but expect that funds currently available to the Company  will allow us to execute our plan of operations over the next 12 months. Outside of the 25,000 capital commitment from our principals, we do not have any other firm commitments or other identified sources of additional capital from third parties or from shareholders. There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us. Any additional financing may involve dilution to our shareholders. In the alternative, additional funds may be provided from cash flow in excess of that needed to finance our day-to-day operations, although we may never generate this excess cash flow. If we do not raise additional capital or generate additional funds, implementation of our plans for expansion will be delayed. If necessary we may withdraw from certain growth strategies to conserve cash for continued operation.

Off-BALANCE SHEET ARRANGEMENTS

We do not have any off balance sheet arrangements that have or are  reasonably  likely  to  have  a  current  or future effect on our financial  condition,  changes  in  financial  condition,  revenues or expenses, results  of  operations,  liquidity,  capital expenditures, or capital resources that  is  material  to  investors.

DESCRIPTION OF PROPERTY

We currently utilize office space in the residence of our CEO, Kofi Kankam, for which the Company does not pay any rent.  Our mailing address is 426 West 49th Street, Suite 4A, NY, NY 10019; our phone numbers are (646) 483-4386 and (617) 549-1745 and our fax number (530) 323-7253.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 15, 2004, the Company issued 1,000,000 shares of the Company’s common stock (an aggregate of 2,000,000 shares) to its founders, Kofi Kankam and Kevin Cadette for a cash consideration of $2,644.25, par value $.0013. On June 5, 2005, we issued Kwajo M. Sarfoh, of Sarfoh & Associates, LLP, 40,000 shares of our Common Stock, in consideration for legal services rendered to us in connection with the drafting of legal documents in connection with our private placement and this Form SB-2 Registration Statement. The aggregate of 2,040,000 shares of our Common Stock which were issued to Messrs. Kankam, Cadette, and Sarfoh were valued at $2,684.25 or $0.0013 per share.

EXECUTIVE COMPENSATION

(a) General

There are no employment agreements between the Company and its officers and directors.

Presently, no board member, officer, director or employee has any stock options. There are no retirement plans in place.

(b) Summary Compensation Table

SUMMARY COMPENSATION TABLE
					Long Term Compensation
Annual Compensation Year ended December 31					Awards		Payouts
Name & Principal Position (1)(2)	Year	Salary	Bonus	Other Annual Comp.	Restricted Stock Awards	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation
Kofi Kankam Executive Officer, President, Treasurer and Director	2004	0	0	0	0	Nil	Nil	0
	2005	0	0	0	0	Nil	Nil	0
	2006	0	0	0	0	Nil	Nil	0
Kevin Cadette CFO, PAO, Vice President, Secretary, Director	2004	0	0	0	0	Nil	Nil	0
	2005	0	0	0	0	Nil	Nil	0
	2006	0	0	0	0	Nil	Nil	0

(1)

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

(2)

We have not paid Mssrs. Kankam or Cadette any salary since our incorporation and no salary is being accrued. We do not anticipate paying them any salary for the fiscal year ended December 31, 2006.  If we reach profitable operations and/or raise substantial additional funds in the future, our Board of Directors will determine whether it is in our best interests to provide a salary to Mssrs. Kankam and Cadette. We do not currently have employment agreements with Mssrs. Kankam and Cadette.

(c) Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

(d) Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

(e) Long-Tem Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

(f) Compensation of Directors

The members of the Board of Directors are not compensated by the Company for acting as such. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director. There were no reimbursement expenses paid to any director.

(g) Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by the Company with respect to the officers, directors, employees or consultants of the Company that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants with the Company. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 50,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"). As of December 31, 2006, we had 2,219,000 shares of Common Stock issued and outstanding.

COMMON STOCK

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common  Stock  is,  and  all  shares  of  Common  Stock  to  be outstanding upon completion  of  this  Offering  will upon payment therefore be, duly and validly issued,  fully  paid  and  non-assessable.

SHARES AVAILABLE FOR FUTURE SALE

Upon the date of this Prospectus, there are 2,219,000 shares of Common Stock issued and outstanding. Upon the effectiveness of this Registration Statement, 179,000 shares of Common Stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the Common Stock develops, without limitation. There currently exists no public market for the Company's Common Stock.

The remaining 2,040,000 shares of our issued and outstanding Common Stock which are not being registered pursuant to this Registration Statement will be subject to the resale provisions of Rule144. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding Common Stock.  Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from us or an affiliate of us.

Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about us ("Applicable  Requirements").  Resales by our affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent  of the then outstanding shares, or the  average weekly reported trading volume during the four calendar weeks preceding each such sale.  A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This  Prospectus  relates to the resale of 179,000 shares of Common Stock by  the  selling  stockholders  and  their transferees, pledges, donees or other successors  (collectively  "selling  shareholders").  The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders.  We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding.  None of the selling stockholders are broker-dealers or affiliates of broker-dealers.  We plan  to  file  a  Prospectus supplement to name successors to any named selling stockholders  who  are  able  to  use  the  Prospectus  to  sell the securities.

Name of Selling Shareholder	Date Shares were Acquired(1)	Total Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares to be Offered for the Account of the Selling Stockholder	Percentage to be Beneficially Owned After Resale(2)
Kofi Kankam	September 15, 2004	1,000,000	--	45.1%
Kevin Cadette	September 15, 2004	1,000,000	--	45.1%
Kwajo Sarfoh	September 15, 2004	40,000	--	1.8%
John Paul Lussow	June 1, 2006	25,000	25,000	--
Carl McCarden	June 1, 2006	12,500	12,500	--
BCT Partners(3)	June 1, 2006	10,000	10,000	--
Paul Fort	June 1, 2006	9,000	9,000	--
Angela Frazier	June 1, 2006	7,000	7,000	--
Figen Inal	June 1, 2006	7,000	7,000	--
Jason Green	June 1, 2006	5,000	5,000	--
Rashard Gathers	June 1, 2006	5,000	5,000	--
Mitze Kim	June 1, 2006	5,000	5,000	--
Jaramogi Adams	June 1, 2006	4,000	4,000	--
Marlon Osbourne	June 1, 2006	4,000	4,000	--
Graham Ward	June 1, 2006	4,000	4,000	--

Allan Boomer	June 1, 2006	3,500	3,500	--
Charmaine Cadette(4)	June 1, 2006	3,500	3,500	--
Wilson Equities, LLC(5)	June 1, 2006	3,500	3,500	--
Damion Edwards	June 1, 2006	3,500	3,500	--
Damon Duke	June 1, 2006	3,500	3,500	--
Farrah Holder	June 1, 2006	3,500	3,500	--
Jed Kleckner	June 1, 2006	3,500	3,500	--
Jeff Ross	June 1, 2006	3,500	3,500	--
Johnnie McBride	June 1, 2006	3,500	3,500	--
Nana Kankam(4)	June 1, 2006	3,500	3,500	--
Nicole Polley	June 1, 2006	3,500	3,500	--
Nihar Chhaya	June 1, 2006	3,500	3,500	--
Ntiedo Etuk	June 1, 2006	3,500	3,500	--
Obi Onyeagoro	June 1, 2006	3,500	3,500	--
Ormain Gathers	June 1, 2006	3,500	3,500	--
Patrick De Suza	June 1, 2006	3,500	3,500	--
Phil Saunders	June 1, 2006	3,500	3,500	--
Sanket Khanna	June 1, 2006	3,500	3,500	--
Scott McQuery	June 1, 2006	3,500	3,500	--
Sheldon Watts	June 1, 2006	3,500	3,500	--
Chawane Floyd	June 1, 2006	3,500	3,500	--
Robert Picayo	June 1, 2006	3,500	3,500	--
Jeanique Riche	June 1, 2006	2,500	2,500	--
Doug Goldstein	June 1, 2006	2,000	2,000	--

Totals		2,219,000	179,000	91.9%

(1)

All shares  being  registered  pursuant  to  this  Prospectus  were purchased  by  the  Selling Stockholders pursuant to an exemption from registration  provided  by Rule 506 and Regulation S of the Securities Act of 1933 for $0.10 per share (as described in greater detail below under  "Item 26. Recent Sales of Unregistered Securities").

(2)

Applicable percentage of ownership is based on 2,219,000 shares of common stock outstanding as of January 16, 2006.

(3)

The beneficial owners of BCT Partners are Randall Pinkett (34.8%), Jeffrey Robinson (10.0%), Lawrence Hibbert (28.6%) and Dallas Grundy (26.6%).

(4)

Charmaine Cadette is the sister of Mr. Cadette, our CFO, PAO, Vice President, Secretary and Director. Nana Kankam is the sister of Mr. Kankam, our Chief Executive Officer, President, Treasurer and Director.

(5)

Wilson Equities, LLC is 100% owned by Damien Wilson.

Upon the effectiveness of this Registration Statement, the 2,040,000 shares of our outstanding Common Stock not being registered in this Registration Statement will be subject to the resale provisions of Rule 144.  The 179,000 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits the  purchaser;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately-negotiated transactions;

•

broker-dealers may agree with the Selling Security Holders to sell a specified  number  of  such shares at a stipulated price per share;

•

a  combination of  any such methods of sale; and

•

any other method permitted  pursuant  to  applicable  law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The offering  price  of  the  shares has been arbitrarily determined by us based  on estimates of the price that purchasers of speculative securities, such as  the shares offered herein, will be willing to pay considering the nature and capital  structure of our Company, the experience of the officers and Directors, and  the  market  conditions  for  the  sale  of  equity  securities  in similar companies.  The  offering  price  of  the  shares  bears  no relationship to the assets,  earnings  or book value of our Company, or any other objective standard of  value.  We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our Common Stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares.  We are not selling any shares pursuant to this Registration Statement and are only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement.  If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

We  will  advise the Selling Security Holders that if a particular offer of Common  Stock  is  to be made on terms materially different from the information set  forth  in this Plan of Distribution, then a post-effective amendment to the accompanying  Registration  Statement  must  be  filed  with  the Securities and Exchange  Commission.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. The Selling Security Holders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our Common Stock.  In the future, we hope to trade our securities on the Over-The-Counter Bulletin Board. We have no shares of Common Stock subject to outstanding options or securities convertible into our Common Stock. Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered.  As of September 27, 2006, there were 2,219,000 shares of Common Stock outstanding, held by 39 shareholders of record.

Penny Stock Considerations

Our common stock will be considered a "penny stock" as defined in certain rules under the Exchange Act.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.  In general, a security which is not quoted on NASDAQ or has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets is considered a penny stock.  The Commission's Rule 15g-9 regarding penny stocks imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse).  For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale.  Thus, the rules affect the ability of broker-dealers to sell our common stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks.  Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies  and  Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.   In addition, various state securities laws impose restrictions on transferring penny stocks.

OTCBB Considerations

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB.  The Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can de-list issuers for not meeting those standards, the OTCBB has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.  The NASD cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion on the OTCBB is that the issuer be current in its reporting requirements with the SEC.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCBB rather than on NASDAQ.  Investors' orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade securities listed on the OTCBB.  Investors do not have direct access to the OTCBB service.  Securities listed on the OTCBB only have to have one market maker.

OTCBB transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders (an order to buy or sell a specific number of shares at the current market price) it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL MATTERS

Certain  legal  matters  with  respect  to the issuance of shares of Common Stock  offered  hereby  will  be  passed upon by Kwajo M. Sarfoh, of Sarfoh & Associates, LLP, New York, NY.

ADDITIONAL INFORMATION

Our fiscal year ends on December 31. We intend to furnish our shareholders annual reports containing audited financial statements and other appropriate reports.  In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC.  The  public  may  read  and copy any materials we file with the SEC at the SEC's  Public  Reference  Room  at  100  F Street, N.W., Washington, D.C. 20549.

Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file  electronically  with  the  SEC (http://www.sec.gov),  where  investors  can  view information we electronically file  with  the  SEC.

FINANCIAL STATEMENTS

ITEM 22.  FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.  The following financial statements pertaining to JobsInSite, Inc. are filed as part of this Prospectus.

A)

Financial Statements for period ended June 30, 2006 (unaudited):

JOBSINSITE, INC.

FINANCIAL STATEMENTS INDEX

Audited Financial Information for the years ended December 31, 2006 and 2005

Page Number

INDEPENDENT AUDITORS' REPORT

F-1

FINANCIAL STATEMENTS:

Balance Sheets at December 31, 2006 and December 31, 2005

F-2

Statement of Operations Deficit for the years ended

F-3

December 31, 2006 and December 31, 2005 and from inception

to December 31, 2006

Statement of Stockholders' Equity (Deficiency)

F-4

for the years ended December 31, 2006 and 2005

Statement of Cash Flows for the years ended

F-5

December 31, 2006 and 2005 and from inception to December 31, 2006

Notes to Financial Statements

F-6 - F7

Unaudited Financial Information for the Three Months Ended March 31, 2007

FINANCIAL STATEMENTS:

Accountant’s Review Report

F-8

Balance Sheets for the Three months ended March 31, 2007

F-9

and the year ended December 31, 2005

Statement of Operations for the three months ended March 31,

F-10

2007 and 2006 and for inception through March 31, 2007

Statement of Cash Flows for the for the three months ended

F-11

March 31, 2007 and inception through March 31, 2007

Notes to Financial Statements

F-12 - F-13

Paritz & Company, P.A.

15 Warren Street, Suite 35

Hackensack, New Jersey 07601

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

JobsInSite, Inc.

(A Development Stage Company)

New York, New York

We have audited the accompanying balance sheets of JobsInSite, Inc. (A Development Stage Company) as of December 31, 2006 and 2005 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31,2006 and 2005 and the period from inception (July 19,2004) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in ail material respects, the financial position of JobsInSite, Inc. (A Development Stage Company) as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 and the period from inception (July 19, 2004) to December 31, 2006 in conformity with generally accepted accounting principles in the United States of America.

.

/s/ Paritz & Co, P.A.

Hackensack, New Jersey

March 14, 2007

JOBSINSITE, INC.

(A Development Stage Company)

BALANCE SHEETS

	December 31,
	2006	2005

ASSETS

CURRENT ASSETS
Cash	$ 7,808	$ 915
Accounts Receivable		269
TOTAL CURRENT ASSETS	7,808	1,184

TOTAL ASSETS	7,808	$ 1,184

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable and Other Accrued Liabilities	2,229	$ 47
TOTAL CURRENT LIABILITIES	2,229	47

STOCKHOLDERS’ EQUITY:
Common stock, $.0001 par value, 50,000,000 shares
authorized, 2,219,000 issued and outstanding	2,058	2,040
Additional paid in capital	23,952	6,070
Accumulated deficit	(20,431)	(6,973)
	5,579	1,137

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	7,808	$ 1,184

See notes to financial statements

JOBSINSITE, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

	Year Ended	Year Ended	FROM INCEPTION
	December 31,	December 31,	(JULY 19, 2004) To
	2006	2005	December 31, 2006

REVENUE	3,038	$ 3,227	6,303

COSTS AND EXPENSES:
Research and development	1,262	566	2,946
General & Administrative	15,234	5,109	23,788
TOTAL COSTS AND EXPENSES	16,496	5,675	26,734

NET LOSS	(13,458)	$ (2,448)	(20,431)

BASIS AND DILUTED LOSS PER SHARE	(0.00)	(0.00)	(0.00)

WEIGHTED NUMBER OF SHARES OUTSTANDING	2,219,000	2,023,333	2,000,000

See notes to financial statements

JOBSINSITE, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

			ADDITIONAL	DEFICIT
	COMMON STOCK		PAID IN	ACCUMULATED
	Shares	Amount	CAPITAL	DURING THE
				DEVELOPMENT
				STAGE	TOTAL
BALANCE – INCEPTION JULY 19, 2004	0	0	0	0	0

Issuance of Common Stock	2,040,000	$2,040	$2,710		$4,750

Net Loss				(4,525)	$(4,525)

BALANCE- DECEMBER 31, 2005	2,040,000	$2,040	$2,710	$(4,525)	$225

Capital contribution by shareholders			3,360		3,360

Net loss				(2,448)	(2,448)

BALANCE AT DECEMBER 31, 2005	2.040,000	$2,040	$6,070	$(6,973)	$1,137

Issuance of common stock	179,000	18	17,882		$17,900

Net Loss				(13,458)	(14,791)

BALANCE DECEMBER 31 2006	2,219,000	$2,058	$23,952	$(20,431)	$5,579

See notes to financial statements

JOBSINSITE, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

			FROM INCEPTION
	Year Ended	Year Ended	(JULY 19, 2004) TO
	December 31, 2006	December 31, 2005	December 31, 2006

OPERATING ACTIVITIES:
Net Loss	(13,458)	$ (2,448)	$(20,431)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization			2,500
Changes in operating and liabilities:
Accounts Receivable		(266)
Accounts Payable, other accrued liabilities and accrued compensation and related expenses	2,451	(1,378)	2,229
NET CASH USED IN OPERATING ACTIVITIES	(11,007)	(4,092)	(15,702)

INVESTING ACTIVITIES:
Acquisition of property and equipment		-	(2,500)
NET CASH PROVIDED IN INVESTING ACTIVITIES		-	(2,500)

FINANCING ACTIVITIES:
Issuance of Common Stock	17,900	3,360	26,010
NET CASH PROVIDED BY FINANCING ACTIVITIES	17,900	3,360	26,010

INCREASE IN CASH	6,893	(732)	7,808

CASH - BEGINNING OF PERIOD	915	1,647	0

CASH - END OF PERIOD	7,808	$ 915	$7,808

See notes to financial statements

 JOBSINSITE, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2006

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business description

Jobsinsite, Inc. (the "Company") was incorporated in July 2004 under the laws of the State of New

York and is a developer and marketer of resume and employment assistance software and training programs.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $1 00,000. The Company's accounts at these institutions may, at times, exceed the Federally insured limits. The Company has not experienced any losses in such accounts.

Property and equipment and depreciation policy

Property and equipment are recorded at cost. Depreciation and amortization are provided for in amounts sufficient to amortize the costs of the related assets over their estimated useful lives on the straight-line method for financial reporting purposes, whereas accelerated methods are used for income tax purposes.

Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

Deferred income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109) which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Research and development costs

Research and development costs are charged to the statement of operations as incurred in accordance with Statement of Financial Accounting Standards No. 86 as the Company has determined its product to not yet satisfy the conditions of technological feasibility.  The amounts charged to research and development for the years ended December 31, 2006 and 2005 was $1,262 and $566 respectively.

Revenue Recognition

Revenue is recorded at that time titles changes hands which occurs at the time of shipment or online delivery.

The product does not ship with any warrantee or guarantee provisions.  Defective merchandise, of which there has not been any such instances to date, would be replaced by the Company at no cost to the end user.

Website Development Costs

The Company expenses costs incurred in the development of its website as it believes that the initial development stage, as defined in EITF 00–2 has not yet been completed.

ACCOUNTANTS’ REVIEW REPORT

Board of Directors

Jobsinsite, Inc.

(A Development Stage Company)

New York, New York

We have reviewed the accompanying balance sheet, statement of operations and cash flows of Jobsinsite, Inc., as of March 31, 2007 and 2006, and for the three-month periods then ended. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles

Hackensack, New Jersey

June 19, 2007

JOBSINSITE, INC.

(A Development Stage Company)

BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(Unaudited)	(Audited)

ASSETS

CURRENT ASSETS
Cash	$ 6,435	$ 7,808
Accounts Receivable	-	-
TOTAL CURRENT ASSETS	6,435	7,808

TOTAL ASSETS	$ 6,435	$ 7,808

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable and Other Accrued Liabilities	2,279	2,229
TOTAL CURRENT LIABILITIES	2,279	2,229
STOCKHOLDERS' EQUITY
Common stock, par value $.001, 50,000,000 shares
authorized 2,219,000 shares issued and outstanding	2,058	2,058
Additional paid-in capital	23,952	23,952
Accumulated deficit	(22,304)	(20,431)
TOTAL STOCKHOLDERS’ EQUITY	3,706	5,579

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 6,435	$ 7,808

See notes to financial statements

JOBSINSITE, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		FROM INCEPTION (JULY 19, 2004) TO MARCH 31, 2007,
	2007	2006
REVENUE	$ 0	$745	$ 6,475

COSTS AND EXPENSES:
Research and development	71	213	2,595
General and administrative	1,802	3,570	26,184
TOTAL COSTS AND EXPENSES	1,873	3,783	28,779

NET LOSS	$ (1,873)	$(3,038)	$(22,304)

BASIC AND DILUTED LOSS PER SHARE	-	(0.0015)	(0.0050)

WEIGHTED NUMBER OF SHARES OUTSTANDING	2,219,000	2,040,000	2,219,000

See notes to financial statements

See notes to financial statements

JOBSINSITE, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31, 2007	FROM INCEPTION (JULY 19, 2004) TO MARCH 31, 2007

OPERATING ACTIVITIES:
Net loss	$(1,873)	$(22,304)
Changes in operating assets and liabilities:
Accounts receivable
Accounts payable, other accrued liabilities
and accrued compensation and related expenses	500	2,279
NET CASH USED IN OPERATING ACTIVITIES	(1,373)	(19,575)

FINANCING ACTIVITIES:
Issuance of common stock		26,010
NET CASH PROVIDED BY FINANCING ACTIVITIES		26,010

INCREASE (DECREASE) IN CASH	(1,373)	6,435

CASH - BEGINNING OF PERIOD	7,808

CASH - END OF PERIOD	$ 6,435	$6,435

See notes to financial statements

JOBSINSITE, INC.

NOTES TO FINANCIAL STATEMENTS

March 31, 2007

(Unaudited)

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business description

Jobsinsite, Inc. (the "Company") was incorporated in July 2004 under the laws of the State of New York and is a developer and marketer of resume and employment assistance software and training programs.

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the Federally insured limits. The Company has not experienced any losses in such accounts.

Property and equipment and depreciation policy

Property and equipment are recorded at cost. Depreciation and amortization are provided for in amounts sufficient to amortize the costs of the related assets over their estimated useful lives on the straight-line method for financial reporting purposes, whereas accelerated methods are used for income tax purposes.

Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

Deferred income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109) which requires that deferred tax assets and liabilities be recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS 109 requires recognition of future tax benefits, such as carryforwards, to the extent that realization of such benefits is more likely than not and that a valuation allowance be provided when it is more likely than not that some portion of the deferred tax asset will not be realized.

Research and development costs

The Company is currently in the development stage of its product and, therefore, research and development costs are charged to the statement of operations as incurred.

2006 Equity Issuances

From April 1, 2006 through June 1, 2006, we sold an aggregate of 179,000 shares of common stock to our shareholders valued at $17,900.  We claimed an exemption from registration afforded by Section 4(2) of the Securities Act. The Company granted holders of our common stock piggyback registration rights, which provided that such piggyback registration would be made solely at the Company’s expense.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

See Indemnification of Directors and Officers above.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$1.92
Printing and Engraving Expenses*	300.00
Transfer Agent Fees and Expenses	475.00
Accounting Fees and Expenses	1,850.00
Legal Fees and Expenses	20,000.00
Blue Sky Fees and Expenses	375.00
Miscellaneous*	1,000.00
Edgar Filing Fees*	1,500.00

TOTAL	$25,501.92*

* Estimated

Item 26.  Recent Sales of Unregistered Securities.

We were incorporated on July 19, 2004.  We have sold the following securities since our date of incorporation without registering the securities under the Securities Act:

On  September  15,  2004,  we  issued  an  aggregate  of  2,000,000 shares of our restricted  common  stock  to  two  (2)  individuals  as  follows:

•

1,000,000 shares of our restricted Common Stock to our Chief Executive Officer, President, Treasurer and Director, Kofi Kankam, in consideration for $1,322.13,  or  $0.0013  per  share;

•

1,000,000 shares of our restricted Common Stock to our Vice President, Secretary and Director,  Kevin Cadette in consideration for $1,322.13, or $0.0013 per share; and

On June 5, 2005, we issued 40,000 shares of our restricted common stock to Kwajo M. Sarfoh valued at $40.00, or $0.001 per share.

We  claim  an  exemption  from registration afforded by Section 4(2) of the Securities  Act  of  1933  (the  "Act")  for  the  above issuance, because those issuances  did  not  involve  a  public  offering,  the recipients had access to information  that  would be included in a registration statement, the recipients took  the  shares for investment and not resale and we took appropriate measures to  restrict  the  transfer  of  the  shares.  Additionally, the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the Company, and the transactions were non-recurring and privately negotiated.

On April 1, 2006 through June 1, 2006, we sold an aggregate of 179,000 shares of common stock to our shareholders valued at $17,900.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act since the foregoing issuances did not involve a public offering, our founders took the shares for investment and not resale and we took appropriate measures to restrict the transfer of the shares by having a legend placed on each stock certificate evidencing the shares stating that the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the shares including a statement that the shares are held by our affiliate.  No underwriters or agents were involved in the foregoing issuances and we did not pay any underwriting discounts or commissions.

Item 27.  Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation*
3.2	By-Laws *
4.1	Form of Share Certificate*
5.1	Opinion of Counsel
10.1	Private Placement Memorandum*
10.2	Subscription Agreement*
10.3	Registration Rights Agreement*
10.4	EOP- NJIT Contract*
14.1	Code of Ethics*
23.1	Consent of Paritz & Co. P.A.
23.2	Consent of Sarfoh & Associates, LLP (included with Exhibit 5.1) *

  *Incorporated by reference to Registration Statement on Form SB-2 filed with the Securities and

  Exchange Commission, Registration Statement File No. 333-137624, on September 28,  2006.

ITEM 28.  UNDERTAKINGS.

The Company is registering securities under Rule 415 of the Securities Act and hereby undertakes:

The Company hereby undertakes to:

1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Sections 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering.

3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchase in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)

any fee writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of New York in the State of New York on June 22, 2007.

JOBSINSITE, INC.

 By:  /s/ Kofi Kankam

Name:   Kofi Kankam

Title:  Chief Executive Officer

By:  /s/ Kevin Cadette

Name:   Kevin Cadette

Title:  Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

By: /s/ Kofi Kankam	Chief Executive Officer, President Treasurer, Director	June 22, 2007
By: /s/ Kevin Cadette	Chief Financial Officer, Principal Accounting Officer, Vice President, Secretary and Director	June 22, 2007